Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159804, 333-144384, 333-143410, 333-129987, 333-120295, 333-112070, 333-100228, 333-86436, 333-65986, 333-51408, 333-45634, 333-89653, 333-165791, on Form S-3 of our report dated February 25, 2011, relating to the consolidated financial statements and schedule appearing in this Annual Report on Form 10-K of Looksmart, Ltd. for the year ended December 31, 2010.

/s/ Moss Adams LLP

San Francisco, California

February 25, 2011